<BTB>
EXHIBIT 99B1

SELECTED PROPORTIONATE                          U S WEST MEDIA GROUP
FINANCIAL DATA
(UNAUDITED)

                    Quarter Ended           Nine Months Ended
                    September 30,             September 30,
                             1996     %                1996     %
In millions        1997    Pro formaChange   1997    Pro formaChange
-------------------------- ------------------------- ---------------
Revenues
  Cable & broadband
    Domestic      $ 1,312   $ 1,220   7.5   $ 3,808   $ 3,571   6.6
    Int'l             139        91  52.7       365       256  42.6
  Wireless
    Domestic          357       286  24.8     1,009       787  28.2
    Int'l             198       111  78.4       522       298  75.2
  Directory &
   info. svcs.
    Domestic          297       276   7.6       881       826   6.7
    Int'l              15        54 (72.2)       91       131 (30.5)
  Corp. & Other         5         3  66.7        12         9  33.3
                --------------------      --------------------
      Total      $  2,323   $ 2,041  13.8  $  6,688   $ 5,878  13.8
                ====================      ====================

EBITDA
  Cable & broadband
    Domestic      $   404   $   375   7.7 $   1,196 $   1,116   7.2
    Int'l              18        (8)   -         38       (13)   -
  Wireless
    Domestic          118       106  11.3       330       253  30.4
    Int'l              23         1    -         20         1    -
  Directory &
   info. svcs.
    Domestic          142       108  31.5       419       349  20.1
    Int'l              (1)        5    -          1         5 (80.0)
  Corp. & Other       (37)       (5)   -        (60)      (30)   -
                --------------------      --------------------
      Total      $    667   $   582  14.6  $  1,944   $ 1,681  15.6
                ====================      ====================

The 1996 amounts are pro forma as if the Continental
Cablevision merger occurred January 1, 1996.




                                     5






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
<BTB>
EXHIBIT 99B2

OTHER PROPORTIONATE INFORMATION              U S WEST MEDIA GROUP
(UNAUDITED)
                    Quarter Ended           Nine Months Ended
                    September 30,             September 30,
                             1996     %                1996     %
In millions        1997    Pro forma Change  1997    Pro forma Change
-------------------------- ------------------------- ---------------
Depr. & Amort.
  Cable & broadband
    Domestic       $  351    $  341   2.9   $ 1,024   $   985   4.0
    Int'l              57        32  78.1       155        93  66.7
  Wireless
    Domestic           50        33  51.5       147        99  48.5
    Int'l              52        23    -        142        64    -
  Directory &
   info. svcs.
    Domestic           13         7  85.7        33        22  50.0
    Int'l               1         5 (80.0)        9        12 (25.0)
  Corp. & Other         3         2  50.0         8         7  14.3
                --------------------      --------------------
      Total       $   527   $   443  19.0  $  1,518   $ 1,282  18.4
                ====================      ====================

Net Income (Loss)
  Cable & broadband
    Domestic      $   (137)  $  (145) (5.5)  $ (344)  $ (375) (8.3)
    Int'l              (78)      (51) 52.9     (198)    (157) 26.1
  Wireless
    Domestic           28        46 (39.1)       76        88 (13.6)
    Int'l             (42)      (28) 50.0      (108)      (70) 54.3
  Directory &
   info. svcs.
    Domestic           75        59  27.1       229       193  18.7
    Int'l              (1)        3    -         (9)       (9)   -
  Corp. & Other        11         7  57.1         7        (9)   -
                --------------------      --------------------
      Total       $  (144)$    (109) 32.1   $  (347)   $ (339)  2.4
                ====================      ====================

The 1996 amounts are pro forma as if the Continental
Cablevision merger occurred January 1, 1996.



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